UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001-36844	47-1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy Suite 131 Beaverton, OR 97005 (Address of principal executive offices)
Registrant’s telephone number, including area code: 503-505-5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Portfolio Update

During the first quarter of 2017, Great Ajax Corp. (the “Company”) acquired 26 mortgage loans with an aggregate unpaid principal balance (“UPB”) of $5.9 million with an estimated market value of the collateral underlying such mortgage loans of approximately $10.8 million. The loans were acquired at a cost of 94.3% of UPB and 51.4% of the estimated market value of the underlying collateral. Additionally, the Company has agreed to acquire, subject to due diligence, 1,385 mortgage loans with aggregate UPB of $269.3 million. The purchase price equals approximately 86.3% of UPB and 57.5% of the estimated market value of the underlying collateral of $404.4 million. However, there is no assurance that the Company will actually close any or all of these acquisitions or that the terms will not change.

Dividend

On April 19, 2017, the Board of Directors of the Company declared a dividend of $0.28 per share of common stock, which will be payable on May 30, 2017 to common stockholders of record as of May 16, 2017. A copy of the press release announcing the dividend is furnished as Exhibit 99.1.

Preliminary Financial Results

Set forth below are certain preliminary estimates of the Company’s results of operations as of and for the three-month period ended March 31, 2017. These estimates are subject to the completion of the Company’s financial closing procedures and financial review and are not a comprehensive statement of its financial results as of and for the three-month period ended March 31, 2017. The Company advises you that its actual results may differ materially from these estimates as a result of the completion of its financial closing procedures, review adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized. These preliminary estimates have been prepared by, and are the responsibility of, the Company’s management and have not been reviewed, audited, compiled or subject to any other procedures by Moss Adams LLP, the Company’s independent registered public accounting firm. Accordingly, Moss Adams LLP does not express an opinion or any other form of assurance with respect to these estimates.

For the quarter ended March 31, 2017, the Company expects to report earnings per share of between $0.43 and $0.46 per diluted share.

The Company expects to report that its book value per common share was between $15.26 and $15.29 as of March 31, 2017.

Item 8.01	Other Events.

Indenture

On April 19, 2017, the Company entered into an indenture (the “Indenture”) with Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), for each series of debt securities issued on or after the date hereof pursuant to the Company’s registration statement on Form S-3 (File No. 333-209513) (the “Registration Statement”) unless otherwise expressly stated in the applicable prospectus supplement included in the Registration Statement. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. Additionally, a copy of the Trustee’s statement of eligibility on Form T-1 is filed as Exhibit 25.1 to this Form 8-K and is incorporated by reference herein.

Public Offering

On April 19, 2017, the Company issued a press release announcing that it has commenced an underwritten public offering of convertible senior notes due 2024 (the “Notes”) pursuant to a preliminary prospectus supplement, dated April 19, 2017, to the Company’s prospectus, dated April 12, 2016, filed as part of its effective shelf registration statement on Form S-3 (File No. 333-209513) previously filed with, and declared effective by, the Securities and Exchange Commission. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. A copy of the press release announcing the offering is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
4.1	Indenture, dated as of April 19, 2017, by and between the Registrant and Wilmington Savings Fund Society, FSB, as trustee.
25.1	Statement of Eligibility on Form T-1 of Wilmington Savings Fund Society, FSB under the Indenture.
99.1	Press Release Announcing the Dividend dated April 19, 2017.
99.2	Press Release Announcing the Offering dated April 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Lawrence Mendelsohn
Name:	Lawrence Mendelsohn
Title:	Chief Executive Officer

Dated: April 19, 2017

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of April 19, 2017, by and between the Registrant and Wilmington Savings Fund Society, FSB, as trustee.
25.1	Statement of Eligibility on Form T-1 of Wilmington Savings Fund Society, FSB under the Indenture.
99.1	Press Release Announcing the Dividend dated April 19, 2017.
99.2	Press Release Announcing the Offering dated April 19, 2017.